UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
December 31, 2008

RENEGY HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33712	20-8987239

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3418 N. Val Vista Drive
Mesa, AZ 85213
(Address of principal executive offices, including zip code)
(480) 556-5555
(Registrant’s telephone number, including area code)
60 E. Rio Salado Parkway, Suite 1012
Tempe, AZ 85281
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
Tax Equity Transaction, Membership Interest Purchase Agreement and Related Agreements
     On January 1, 2009, Renegy Holdings, Inc. (the “Company”) sold all of the authorized Class A Membership Interests (the “Purchased Interests”) of Snowflake White Mountain Power, LLC, a wholly owned subsidiary of the Company (“Snowflake”) and owner of a 24 megawatt (MW) biomass power plant located in Snowflake, Arizona (the “Project”), to AZ Biomass LLC, a Delaware limited liability company and subsidiary of State Street Bank and Trust Company (“AZ Biomass”), pursuant to a Membership Interest Purchase Agreement between the Company and AZ Biomass, dated as of January 1, 2009 (the “Purchase Agreement”).
     In consideration of the transfer of the Purchased Interests, the Company received Twelve Million Three Hundred Thousand Dollars ($12,300,000)(the “Purchase Price”), which was deposited in an account with U.S. Bank National Association (the “Account”) and is subject to the terms of a Blocked Account Control Agreement dated January 1, 2009 by and among the Company, AZ Biomass and U.S. Bank National Association (the “Account Agreement”). The Account Agreement restricts the Company’s right to withdraw such funds except under certain conditions. Pursuant to the Purchase Agreement, the Company has the access to $12,000,000 of such funds upon the receipt of FERC approval of the sale of (which was obtained on January 5, 2009) and upon the conversion of the construction loan relating to the Project to a term loan (which is expected to occur within a few days of the date hereof). If AZ Biomass fails to permit the Company access to such funds once such conditions are met or improperly withdraws any funds from the Account prior to said time, it is liable under the Purchase Agreement for liquidated damages in the amount of Ten Thousand Dollars ($10,000) for each day that Renegy is unable to withdraw such funds or such funds remain outstanding. If the two conditions to release of the funds are not met prior to February 28, 2009, AZ Biomass is entitled to rescind the sale of the Purchased Interests under the Purchase Agreement and receive all the funds in the Account. If no rescission occurs, the remaining $300,000 of the Purchase Price (the “Holdback Amount”) is payable to Renegy under the Purchase Agreement on January 1, 2014 (provided there then exists no default under the Credit Agreement relating to the Project (the CoBank Credit Agreement, as defined below) at such time and AZ Biomass still owns the Purchased Interests) or on January 1, 2016 (if payment is not made on such previous date and AZ Biomass still owns the Purchased Interests as of such later date). The Company is entitled to all accrued interest on the Holdback Amount, payable on the last day of each calendar quarter commencing March 31, 2009.
     The Company has an option to repurchase the Purchased Interests for a 12-month period immediately following the later to occur of (a) June 10, 2018 and (b) the date that AZ Biomass achieves a certain targeted internal rate of return regarding its investment in Snowflake. The price to be paid for such repurchase depends upon whether any Project debt is outstanding as of the time of such repurchase. If Project debt is outstanding at the time of such repurchase, the repurchase price will be the greater of the then-current fair market value for the Purchased Interests and an amount such that AZ Biomass achieves a return of at least 20.52% on its investment; if the repurchase is after all Project debt has been repaid, the repurchase price is the fair market value of the Purchased Interests as of such date.
     As a further inducement for AZ Biomass to purchase the Purchased Interests, the Company made certain representations and warranties to AZ Biomass in the Purchase Agreement, covering items such as its ownership of Snowflake, the financial statements regarding the Project, payment of taxes and other usual and customary representations made in similar type transactions. To the extent any such representations and warranties are incorrect as of the time they were made, AZ Biomass maybe entitled to make a claim for any loss it suffered based upon such inaccuracy, provided that any such a claim must be made within 12 months of the Closing (i.e. on or before January 1, 2010) and no recovery is permitted for any losses which exceeds the Purchase Price.
     As security for the Company’s obligations to AZ Biomass under the foregoing indemnification provisions (as well as for any other payment obligations of the Company to AZ Biomass under the terms of the Purchase Agreement), the Company pledged to AZ Biomass the Class B member interests in Snowflake held by the Company pursuant to a Member Interest Pledge Agreement dated as of January 1, 2009 between the Company and AZ Biomass (the “Subordinated Pledge”). The Subordinated Pledge permits the Company to exercise all of its rights with respect to its Class B member interests until an event of default occurs. Upon any event of default, AZ Biomass is entitled to exercise its rights under the Subordinated Pledge as a secured party under applicable law, provided, that such rights under the Subordinated Pledge are subordinate in all respect to the prior rights of CoBank, ACB (as collateral agent for the benefit of those lenders to the Project under the CoBank Credit Agreement) under the Pledge Agreement dated October 1, 2007 by and among the Company, Renegy LLC, Snowflake and CoBank, ACB (as amended as of January 1, 2009 as described elsewhere in the Current Report). Purchaser entered into a Subordination Agreement dated January 1, 2009 among AZ Biomass, the Company and CoBank to memorialize such subordination terms (“Subordination Agreement (Pledge)”). The Company also entered into a Security Agreement with AZ Biomass on January 1, 2009 (the “Security Agreement”) granting a security interest in the funds deposited into the Account to secure AZ Biomass’ rescission right (as described above) and its rights with respect to the Holdback Amount.
     In connection with the closing under the Purchase Agreement, the parties also executed an Amended and Restated Limited Liability Company Agreement of Snowflake (the “Operating Agreement”). The Operating Agreement provides that Snowflake is manager-managed (as opposed to member-managed) and the Company is to act as manager of Snowflake. The Company is entitled to receive a management fee for its efforts in an annual amount equal to 10% of Snowflake’s annual operating expenses (excluding fuel costs) (the “Management Fee”), payable in arrears. Ninety percent (90%) of such Management Fee is payable within 10 days after the Company delivers annual reports to its members (which it is obligated to do within 90 days after the end of Snowflake’s fiscal year) and ten percent (10%) of such Management Fee is payable upon delivery of Snowflake’s proposed tax return. The Company has agreed to subordinate payment of the Management Fee to the payment of Project debt and certain other amounts under the CoBank Credit Agreement pursuant to the terms of a Subordination Agreement among the Company, Snowflake and CoBank ACB dated January 1, 2009 (“Subordination Agreement (Fees)”).
     Under the terms of the Operating Agreement, the Company as manager is liable to AZ Biomass if any material other than open-loop biomass is burned in the Project and such action causes AZ Biomass to lose production tax credits otherwise allocable to it. The amount of such liability is meant to compensate AZ Biomass for the value of the tax credits lost.
     The Company may be removed as the manager of Snowflake by AZ Biomass under certain enumerated circumstances, such as a failure to make a working capital loan or for circumstances which constitute “cause”, such as intentional misconduct, gross negligence or fraud. Upon removal of the Company as manager, AZ Biomass may select a new manager subject to the approval of CoBank. If the Company resigns as manager, AZ Biomass has the opportunity to consent to a replacement manager if such resignation occurs before the later of June 10, 2018 and the date that AZ Biomass achieves a certain targeted internal rate of return regarding its investment in Snowflake (such period, the “Preference Period”).
     The Operating Agreement also provides that the Company will make working capital loans in an amount up to $6.5 million if Snowflake has insufficient capital on hand to cover operating costs and working capital needs. Such loans will bear interest at a rate equal to the Prime Rate plus 2% and will be repaid out of available cash flow proceeds, provided that such repayment is subordinated to payment of the Project debt as well as to other payments to be made under the CoBank Credit Agreement. The Operating Agreement further provides that distributions of available cash flow from Snowflake are to be made within 45 days after the end of each calendar quarter, provided such distributions are permitted under the CoBank Credit Agreement. During the Preference Period, available cash flow is distributed 50/50 as between the Class A and Class B Member Interests; after such time until the time all Project debt has been repaid (the “Debt Repayment Period”) available cash flow from Snowflake is distributed 20/80 as between the Class A and Class B Member Interests and after all Project debt has been repaid available cash flow from Snowflake is distributed 5/95 as between the Class A and Class B Member Interests. In order to maintain the members’ capital accounts (and for book purposes) all income, gain deductions and losses from Snowflake are allocated as follows: during the Preference Period, 99% to the Class A interests and 1% to the Class B interests; during the Debt Repayment Period, 20% to the Class A interests and 80% to the Class B interests; and after the Debt Repayment Period, 5% to the Class A interests and 95% to the Class B interests.

     The Company also is obligated under the Operating Agreement to cause Robert M. Worsley to provide certain credit support to the Project under the CoBank Credit Agreement provided he is reimbursed for any draws made upon such credit support in an amount equal to the Prime Rate plus 2% per annum.
     To incentivize the Company to take certain actions for the benefit the Project, the Company is entitled under the Operating Agreement to receive 95% of any increase in cash flow for the Project which is derived from any amendment it is able to conclude within the next year to either of the power purchase agreements pursuant to which the Project’s power output is sold. Similarly, if the Company is able (and obtains CoBank’s consent) within the next six months to terminate that portion of the Lease with Catalyst Paper (as described elsewhere in this Current Report) pursuant to which Catalyst is providing operation and maintenance services for the Project, the Company is entitled to enter into an operations and maintenance agreement with Snowflake to provide such services itself on the same terms and conditions (including price). Therefore if the Company is able to provide such services at a lower actual cost than Catalyst the Company retains the additional monies.
     Snowflake also agreed in the Operating Agreement to consider in good faith proposals made by the Company for capital upgrades or other ideas to improve the operational efficiency and reliability of the Project. The Company may be able to participate and earn fees from any implementation of such proposals, either by providing financing and/or sharing in the increased cash flow reasonably expected to be attributable to such proposals.
     AZ Biomass also executed certain documents in favor of CoBank, ACB under the CoBank Credit Agreement in connection with the closing of its purchase of the Purchased Interests, such as a Pledge Agreement dated January 1, 2009 among AZ Biomass, Snowflake and CoBank, ACB (the, “AZ Biomass Pledge,” wherein the Purchased Interests purchased by Purchaser were pledged as security for the debt under the CoBank Credit Agreement), and a Forbearance Agreement (the “Forbearance Agreement”) pursuant to which CoBank, ACB agreed to forbear for a period of time its exercise against AZ Biomass of certain rights and remedies which may be available under the AZ Biomass Pledge and otherwise if there occur certain defaults under the CoBank Credit Agreement; such forbearance does not extend, however, to certain defaults (such as a bankruptcy of Snowflake) which are characterized as more significant in nature.
     The foregoing summary does not purport to be complete and is qualified by reference to the Purchase Agreement, the Account Agreement, the Subordinated Pledge, the Subordination Agreement (Pledge), the Security Agreement, the Operating Agreement, the Subordination Agreement (Fees), the AZ Biomass Pledge and the Forbearance Agreement, copies of which are attached hereto as Exhibits 10.1-10.9 and are incorporated herein by reference in their entirety.
Agreements with CoBank, ACB
     A Consent and Waiver Agreement (the “Consent”) was entered into as of December 31, 2008 in connection with that certain Credit Agreement dated as of September 1, 2006, among Snowflake, Renegy, Renegy Trucking, the financial Institutions from time to time party thereto, (collectively, the “ Lenders”) and CoBank, ACB as administrative agent, letter of credit issuer, and collateral agent (as amended, the “Credit Agreement”) wherein CoBank consented to among other things, the Operating Agreement being executed and delivered in connection with the transactions under the Purchase Agreement, as well as the execution and delivery of the Forbearance Agreement, the Subordinated Pledge, the Biomass Agreement, the Lease Amendment and the Settlement Agreement. Such Consent and Waiver also amended the Credit Agreement to extend the “Date Certain” (i.e. the date by which conversion of the Project construction loan to a term loan must occur) to February 28, 2009 and to provide revised amortization schedules in connection with such extension.
     On January 1, 2009, Snowflake, Renegy, LLC and Renegy Trucking, LLC entered into an Amended and Restated Credit Agreement with CoBank, ACB (the “CoBank Credit Agreement”). The amendment and restatement was in major part to address the need for the Project to obtain a Major Source Permit from the Arizona Department of Environmental Quality prior to March 31, 2010 and to require that Snowflake meet certain milestones in obtaining such Major Source Permit.
     As noted above, in connection with the transaction contemplated by the Purchase Agreement, the Company executed an amendment on January 1, 2009 (the “First Amendment to Pledge Agreement”) to the Pledge Agreement dated October 1, 2007 by and among the Company, Renegy LLC, Renegy Trucking, LLC, Snowflake and CoBank, ACB to reflect the transactions effected under the Purchase Agreement and the subordination of the Subordinated Pledge executed in favor of AZ Biomass thereunder.
     The foregoing summary does not purport to be complete and is qualified by reference to the Consent, the CoBank Credit Agreement and the First Amendment to Pledge Agreement, copies of which are attached hereto as Exhibits 10.10-10.12 and are incorporated herein by reference in their entirety.
Amended and Restated Fuel Supply Agreement
     As of January 1, 2009, Snowflake and two wholly owned subsidiaries of the Company, Renegy LLC (“Renegy”) and Renegy Trucking LLC (“Renegy Trucking”) entered into an Amended and Restated Biomass Supply and Services Agreement (“Biomass Agreement”), amending and restating in its entirety the Biomass Supply and Services Agreement dated June 1, 2006 between Snowflake and Renegy. The purpose of the Biomass Agreement is to clarify certain of the rights and obligations of the parties with respect to the services provided concerning the supply of biomass fuel for the Project and to add Renegy Trucking as a party under the agreement (jointly and severally liable for the supplier’s obligations), since it is performing relevant services in respect of such activities. The Biomass Agreement also provides that Renegy and Renegy Trucking shall (a) receive a fee for their services equal to 5% of their operating costs and expenses and that their operating costs shall include a per diem reimbursement for capital equipment used in connection with the provision of services under the Biomass Agreement and (b) be excused from performance of their obligations due to certain “force majeure” events. The Biomass Agreement also provides for a quarterly, as opposed to an annual, “true-up” of amounts owed to the supplier.
     The foregoing summary of the Biomass Agreement does not purport to be complete and is qualified in its entirety by reference to the Biomass Agreement which is attached hereto as Exhibit 10.13 and which is incorporated herein by reference in its entirety.
Third Modification to Comerica Credit Agreement
     On December 31, 2008, the Company entered into a third modification to its credit agreement (the “Third Modification”) with Comerica Bank (“Comerica”), Robert M. Worsley, Christi M. Worsley, the Robert M. and Christi M. Worsley Revocable Trust, NZ Legacy, LLC, and New Mexico & Arizona Land Company, LLC to modify certain terms and conditions of the Company’s credit agreement with Comerica entered into on March 28, 2008, as modified by the first modification to the credit agreement on November 14, 2008 (the “First Modification”) and the second modification to the credit agreement on November 26, 2008 (collectively, the “Comerica Credit Agreement”). Among other things, the Third Modification includes the following changes to the terms and conditions of the Comerica Credit Agreement: (i) Comerica agrees to increase the non-revolving line of credit facility (the “NRLC”) amount under the Comerica Credit Agreement from $6,500,000 to $7,250,000 for the period beginning on December 30, 2008 and ending on February 15, 2009; (ii) the Company agrees to pay a $7,500 fee to Comerica in consideration for temporarily increasing the maximum amount to be borrowed under the NRLC; (iii) Comerica agrees to extend the suspension of the minimum liquidity requirement of $1,000,000 as set forth in the Comerica Credit Agreement, which was previously extended to December 31, 2008 under the First Modification, until February 15, 2009; and (iv) the Company agrees to pay a $2,500 fee to Comerica in consideration for extending the suspension of the minimum liquidity requirement under the Comerica Credit Agreement to February 15, 2009.
     The foregoing summary of the Third Modification does not purport to be complete and is qualified in its entirety by reference to the Third Modification which is attached hereto as Exhibit 10.14 and which is incorporated herein by reference in its entirety.
Amendment to Ground Lease and Settlement Agreement with Catalyst Paper
     On December 31, 2008, Snowflake entered into Amendment No. 4 to Lease Agreement (the “Lease Amendment”) with Catalyst Paper (Snowflake) Inc., a Delaware corporation and wholly owned subsidiary of

Catalyst Paper Corporation, a Canadian corporation (“Catalyst”). The Lease Amendment amends certain provisions of the Lease Agreement between the parties, dated as of September 14, 2005, as amended (the “Lease”), pursuant to which Snowflake leases the land on which Snowflake’s power plant is located and pursuant to which Catalyst operates and maintains the plant. The Lease Amendment, among other things: (i) provides for the 2009 annual budget for the operations of the plant; (ii) clarifies the requirements relating to Catalyst’s obligation to supply paper sludge from its paper mill to the plant; (iii) increases the annual fixed fee for utilities services provided by Catalyst to the plant from $25,000 to $375,000; (iv) sets forth the parties obligations with respect to the removal, transport and disposal of fly ash from the plant and the fees related to the same; (v) sets forth certain continued access and other rights of Snowflake in the event Catalyst’s obligation to operate the plant under the Lease is terminated; (vi) amends the annual incentive bonus payable to Catalyst such that the bonus will be equal to 25% of the amount by which actual annual operations costs of the plant are less than the projected costs up to $200,000 in any lease year following 2009, and with respect to 2009, 50% of the amount by which actual operations costs for the last six months of 2009 are less than the projected costs for such six month period, plus $100,000 if the plant operates at 94% to 96% capacity during the year, or $200,000 if it operates in excess of 96%; (vii) provides that Snowflake may terminate Catalyst’s operation and maintenance of the plant effective August 31, 2009 in the event certain operations costs for the first six months of 2009 exceed the budgeted costs for such period, or in the event the output of the plant for such period is less than the budgeted output for such period; (viii) provides that Snowflake may terminate Catalyst’s operation and maintenance of the plant effective February 28 of any year in the event certain operations costs for the prior year, commencing with calendar year 2009, exceed the budgeted costs for such year, or in the event the output of the plant for such year is less than the budgeted output for such year; (ix) provides that Catalyst may terminate its obligation to operate and maintain the plant at any time upon prior written notice to Snowflake; and (x) clarifies the obligations of Catalyst to provide certain personnel to operate the plant and the allocation of costs with respect to personnel who also work at Catalyst’s paper mill.
     Contemporaneously with the execution of the Lease Amendment, Snowflake and Catalyst entered into a Settlement and Release Agreement (the “Settlement Agreement”) to resolve a dispute between the parties with respect to the payment of monthly invoices submitted by Catalyst to Snowflake relating to the operations of the power plant between May 1, 2008 and September 30, 2008. The Settlement Agreement provides that Snowflake will provide a payment in the amount of approximately $396,963 to Catalyst within 30 days in full satisfaction of the disputed invoice amounts of approximately $521,218.
     The foregoing summary does not purport to be complete and is qualified by reference to the Lease Amendment and the Settlement Agreement, copies of which are attached hereto as Exhibits 10.15 and 10.16 and are incorporated herein by reference in their entirety.
Letter Agreement with Worsley
     On December 31, 2008, the Company entered into a letter agreement (the “Third Letter Agreement”) with Robert M. Worsley, Christi M. Worsley and the Robert M. Worsley and Christi M. Worsley Revocable Trust (collectively, “Worsley”) to finalize all of Worsley’s obligations to the Company relating to project cost overruns for the Snowflake power plant under that certain Overrun Guaranty, dated October 1, 2007 (the “Overrun Guaranty”), between the Company and Worsley, as modified by a letter agreement between the parties dated February 12, 2008 (the “First Letter Agreement”) and a letter agreement between the parties dated August 13, 2008 (the “Second Letter Agreement”). The Second Letter Agreement provided, in part, that Worsley was obligated to fund on behalf of the Company, or secure a letter of credit to fund, the debt service reserve account (the “DSR Account”) under the CoBank Credit Agreement (as defined elsewhere in this Current Report), in the amount of approximately $2.8 million upon the term conversion of the construction loans under the CoBank Credit Agreement. The Second Letter Agreement provided that Worsley’s obligation to fund the DSR Account would be reduced monthly in an amount equal to 70% of the revenue on a daily output in excess of 576 megawatt-hours. The Third Letter Agreement amends the Second Letter Agreement to provide that, in the event Comerica Bank provides a letter of credit for the account of the Company to satisfy the Company’s obligation to fund the DSR Account, Worsley will be obligated to directly reimburse Comerica for any draws on the letter of credit up to approximately $2.8 million. In the event the letter of credit issued by Comerica is unavailable, Worsley will remain obligated to fund the DSR Account in accordance with the Second Letter Agreement. Worsley’s obligation with respect to the DSR Account and the reimbursement for draws on the letter of credit issued by Comerica continues to be subject to reduction as described above. The Third Letter Agreement also requires Worsley to continue to guarantee the Company’s debt with Comerica up to $7.25 million until all borrowings under the Comerica Credit Agreement (as defined elsewhere in the Current Report) are repaid. Further, the Third Letter Agreement provides that, in the event the sale of the Purchased Interests (as described elsewhere in this Current Report) is completed, and except as provided in the Third Letter Agreement, Worsley’s obligations under the Overrun Guaranty as modified by the prior letter agreements will be deemed satisfied in full, including with respect to Worsley’s obligation to use commercially reasonable efforts to make one or more loans available to the Company in the amount of $4.0 million as required under the Second Letter Agreement. The Third Letter Agreement was approved by the Special Committee of the Company, which is comprised of independent directors.
     The Third Letter Agreement constitutes an amendment to the First Letter Agreement, the Second Letter Agreement, the Overrun Guaranty and the Contribution and Merger Agreement, dated May 8, 2007, between Worsley, the Company and certain affiliated parties of the Company.
     The foregoing summary of the Third Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the Third Letter Agreement which is attached hereto as Exhibit 10.17 and which is incorporated herein by reference in its entirety.
ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.
     The text of Item 1.01 above with respect to the sale of the Purchased Interests and related transactions is incorporated by reference into this Item 2.01.
ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
     The text of Item 1.01 above is incorporated by reference into this Item 2.03.
ITEM 2.05. COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.
     On January 2, 2009, the Company issued a press release announcing plans to downsize and restructure its operations, including a reduction of its workforce to be completed by early January 2009, followed by the likelihood for additional layoffs and the pursuit of other expense reduction activities during the first quarter of 2009 associated with the Company’s continued evaluation of its business and its goal of further reducing costs. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Exhibit No.	Description

10.1	Membership Interest Purchase Agreement, dated January 1, 2009, by and between the Company and AZ Biomass LLC

10.2	Blocked Account Control Agreement, dated January 1, 2009, by and among the Company, AZ Biomass LLC and U.S. Bank National Association

10.3	Membership Interest Pledge Agreement, dated January 1, 2009, by and between the Company and AZ Biomass LLC

10.4	Subordination Agreement, dated January 1, 2009, by and among the Company, CoBank, ACB and AZ Biomass LLC

10.5	Security Agreement, dated January 1, 2009, by and between the Company and AZ Biomass LLC

10.6	Amended and Restated Limited Liability Company Agreement of Snowflake White Mountain Power, LLC, dated as of January 1, 2009

Exhibit No.	Description

10.7	Subordination Agreement, dated January 1, 2009, by and among the Company, Snowflake White Mountain Power, LLC and CoBank, ACB

10.8	Pledge Agreement, dated January 1, 2009, by and among Snowflake White Mountain Power, LLC, CoBank, ACB and AZ Biomass LLC

10.9	Forbearance agreement, dated January 1, 2009, by and among Snowflake White Mountain Power, LLC, CoBank, ACB and AZ Biomass LLC

10.10	Consent and Waiver Agreement, dated January 1, 2009, by and among Snowflake White Mountain Power, LLC, Renegy, LLC, Renegy Trucking, LLC, CoBank, ACB and financial institutions party thereto

10.11	Amended and Restated Credit Agreement, dated January 1, 2009, by and among Snowflake White Mountain Power, LLC, Renegy, LLC, Renegy Trucking, LLC, CoBank, ACB, and the Financial Institutions party thereto

10.12	First Amendment to Pledge Agreement, dated January 1, 2009, by and among the Company, Snowflake White Mountain Power, LLC, Renegy, LLC, Renegy Trucking, LLC and CoBank, ACB

10.13	Amended and Restated Biomass Supply and Services Agreement, dated January 1, 2009, by and among Snowflake White Mountain Power, LLC, Renegy, LLC and Renegy Trucking, LLC

10.14	Third Modification to Credit Agreement, dated December 31, 2008, by and between the Company, Robert M. and Christi M. Worsley, the Robert M. and Christ M. Worsley Revocable Trust, NZ Legacy, LLC, New Mexico & Arizona Land Co., LLC and Comerica Bank

10.15	Amendment No. 4 to Lease Agreement, dated December 31, 2008, by and between Snowflake White Mountain Power, LLC and Catalyst Paper (Snowflake) Inc.

10.16	Settlement and Release Agreement, dated December 31, 2008, by and between Snowflake White Mountain Power, LLC and Catalyst Paper (Snowflake) Inc.

10.17	Letter Agreement, dated December 31, 2008, between the Company and Robert M. Worsley, Christi M. Worsley and the Robert M. Worsley and Christi M. Worsley Revocable Trust

99.1	Press release, dated January 2, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENEGY HOLDINGS, INC.
By:	/s/ Robert W. Zack
Robert W. Zack
Executive Vice President and Chief Financial Officer

Date: January 7, 2009

EXHIBIT INDEX

Exhibit No.	Description

10.1	Membership Interest Purchase Agreement, dated January 1, 2009, by and between the Company and AZ Biomass LLC

10.2	Blocked Account Control Agreement, dated January 1, 2009, by and among the Company, AZ Biomass LLC and U.S. Bank National Association

10.3	Membership Interest Pledge Agreement, dated January 1, 2009, by and between the Company and AZ Biomass LLC

10.4	Subordination Agreement, dated January 1, 2009, by and among the Company, CoBank, ACB and AZ Biomass LLC

10.5	Security Agreement, dated January 1, 2009, by and between the Company and AZ Biomass LLC

10.6	Amended and Restated Limited Liability Company Agreement of Snowflake White Mountain Power, LLC, dated as of January 1, 2009

10.7	Subordination Agreement, dated January 1, 2009, by and among the Company, Snowflake White Mountain Power, LLC and CoBank, ACB

10.8	Pledge Agreement, dated January 1, 2009, by and among Snowflake White Mountain Power, LLC, CoBank, ACB and AZ Biomass LLC

10.9	Forbearance agreement, dated January 1, 2009, by and among Snowflake White Mountain Power, LLC, CoBank, ACB and AZ Biomass LLC

10.10	Consent and Waiver Agreement, dated January 1, 2009, by and among Snowflake White Mountain Power, LLC, Renegy, LLC, Renegy Trucking, LLC, CoBank, ACB and financial institutions party thereto

10.11	Amended and Restated Credit Agreement, dated January 1, 2009, by and among Snowflake White Mountain Power, LLC, Renegy, LLC, Renegy Trucking, LLC, CoBank, ACB, and the Financial Institutions party thereto

10.12	First Amendment to Pledge Agreement, dated January 1, 2009, by and among the Company, Snowflake White Mountain Power, LLC, Renegy, LLC, Renegy Trucking, LLC and CoBank, ACB

10.13	Amended and Restated Biomass Supply and Services Agreement, dated January 1, 2009, by and among Snowflake White Mountain Power, LLC, Renegy, LLC and Renegy Trucking, LLC

10.14	Third Modification to Credit Agreement, dated December 31, 2008, by and between the Company, Robert M. and Christi M. Worsley, the Robert M. and Christ M. Worsley Revocable Trust, NZ Legacy, LLC, New Mexico & Arizona Land Co., LLC and Comerica Bank

10.15	Amendment No. 4 to Lease Agreement, dated December 31, 2008, by and between Snowflake White Mountain Power, LLC and Catalyst Paper (Snowflake) Inc.

10.16	Settlement and Release Agreement, dated December 31, 2008, by and between Snowflake White Mountain Power, LLC and Catalyst Paper (Snowflake) Inc.

10.17	Letter Agreement, dated December 31, 2008, between the Company and Robert M. Worsley, Christi M. Worsley and the Robert M. Worsley and Christi M. Worsley Revocable Trust

99.1	Press release, dated January 2, 2009